Exhibit 99.1

[Alcoa logo]

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Matthew E. Garth	Michael E. Belwood
(212) 836-2674	(812) 604-0530

Alcoa Commences Debt Offering, Announces Tender

Offers to Enhance Maturity Profile of Company Debt

New York, NY, July 26, 2010 — Alcoa Inc. announced today it will seek to enhance the maturity profile of its debt through tender offers for several series of outstanding notes and a concurrent public offering of senior unsecured debt securities. In addition, the Company will repay debt maturing August 1, 2010 using cash on hand.

Alcoa has commenced tender offers to purchase for cash:

•	Any and all of its 6.50% Notes due 2011 (the “Any and All Tender Offer”); and

•

Up to the Maximum Tender Amount (as defined below) of its outstanding 6.00% Notes due 2012 and its 5.375% Notes due 2013; provided that the purchase of the 2013 Notes will be subject to an aggregate purchase limit of $50 million (the “Maximum Tender Offer”).

The “Maximum Tender Amount” is $750 million in cash less the aggregate purchase price of the 2011 Notes accepted for purchase pursuant to the Any and All Tender Offer. Alcoa will apply the Maximum Tender Amount first to purchase 2012 Notes and then, to the extent any amounts remain, Alcoa will apply the balance to purchase up to an aggregate purchase price of the 2013 Notes equal to the lesser of (i) the remaining Maximum Tender Amount and (ii) $50 million, in each case, subject to proration as applicable.

The Tender Offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase dated July 26, 2010 (the “Offer to Purchase”) and the related Letter of Transmittal.

Concurrently with the Tender Offers, Alcoa has commenced an underwritten public offering under its effective shelf registration statement of senior unsecured debt securities. Alcoa intends to fund the purchase of the Notes accepted in the Tender Offers with the proceeds of the issuance of the senior debt securities, together with cash on hand, as necessary.

Separately, Alcoa will repay its 7 3/8% Notes due August 1, 2010 at their maturity with cash on hand.

The Any and All Tender Offer for the 2011 Notes will expire at 5:00 p.m., ET, on August 2, 2010 (the “Any and All Expiration Date”), and the Maximum Tender Offer for the 2012 Notes and 2013 Notes will expire at 5:00 p.m., ET, on August 23, 2010 (the “Maximum Tender Expiration Date”), in each case unless extended or earlier terminated.

Title of Security	ISIN	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Dollars per $1,000 Principal Amount of Securities			Maximum Purchase Sublimit
					Tender Offer	Early Tender Premium	Total Consideration
					Consideration
Any and All Tender Offer
6.50% Notes due 2011	US013817AD35	013817AD3	$583,467,000	N/A	$1,048.75	N/A	N/A	N/A
Maximum Tender Offer
6.00% Notes due 2012	US013817AF82	013817AF8	$516,709,000	1	$1,042.50	$20.00	$1,062.50	N/A
5.375% Notes due 2013	US013817AH49	013817AH4	$600,000,000	2	$1,042.50	$20.00	$1,062.50	$50,000,000

Alcoa’s obligation to accept for payment and to pay for the Notes in any of the Tender Offers is subject to the satisfaction or waiver of a number of conditions, including (i) the satisfaction of the Financing Condition (as defined in the Offer to Purchase) and (ii) specified other conditions.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date. The settlement dates are expected to be one business day following the expiration date of the applicable Tender Offers.

Tenders of the 6.50% Notes due 2011 may be withdrawn at any time at or prior to 5:00 p.m., ET, on August 2, 2010, but may not be withdrawn thereafter. Tenders of the 6.00% Notes due 2012 and the 5.375% Notes due 2013 may be withdrawn at any time at or prior to 5:00 p.m., ET, on August 6, 2010, but may not be withdrawn thereafter.

Banc of America Securities LLC and Citigroup Global Markets Inc. are acting as Coordinating Dealer Managers and Deutsche Bank Securities Inc. and UBS Securities LLC are acting as Co-Dealer Managers for the Tender Offers. The Depositary and the Information Agent in all places other than Luxembourg is Global Bondholder Services Corporation. The Luxembourg Agent is Deutsche Bank Luxembourg S.A. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting the Information Agent at 866-804-2200 or the Luxembourg Agent at 00352-421-22-639. Questions regarding the Tender Offers should be directed to Banc of America Securities LLC, Debt Advisory Services at (980) 388-9217 (collect) or (888) 292-0070 (toll-free), Citigroup Global Markets Inc., Liability Management Group at (800) 558-3745 (toll-free) or 212-723-6106 (collect), Deutsche Bank Securities Inc., Liability Management Group at (212) 250-2955 (collect) or (866) 627-0391 (toll-free) or UBS Securities LLC, Liability Management Group at (203) 719-4210 (collect) or (888) 719-4210) (toll-free).

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. The notes offering is being made only by means of a prospectus and related prospectus supplement, which may be obtained by visiting the SEC’s website at www.sec.gov or by contacting (i) Banc of America Securities LLC, toll-free at (800) 294-1322, (ii) Citigroup Global Markets Inc., toll-free at (877) 858-5407, (iii) Deutsche Bank Securities Inc., toll-free at (800) 503-4611, or (iv) UBS Securities LLC, toll-free at (888) 719-4210.

About Alcoa

Alcoa is the world’s leading producer of primary aluminum, fabricated aluminum and alumina. In addition to inventing the modern-day aluminum industry, Alcoa innovation has been behind major milestones in the aerospace, automotive, packaging, building and construction, commercial transportation, consumer electronics and industrial markets over the past 120 years. Among the solutions Alcoa markets are flat-rolled products, hard alloy extrusions, and forgings, as well as Alcoa® wheels, fastening systems, precision and investment castings, and building systems in addition to its expertise in other light metals such as titanium and nickel-based super alloys. Sustainability is an integral part of Alcoa’s operating practices and the product design and engineering it provides to customers. Alcoa has been a member of the Dow Jones Sustainability Index for eight consecutive years and approximately 75 percent of all of the aluminum ever produced since 1888 is still in active use today. Alcoa employs approximately 59,000 people in 31 countries across the world. More information can be found at www.alcoa.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “estimates,” “expects,” “forecasts,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions, or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance or achievement of enhancements in debt maturity profile. Forward-looking statements are subject to a number of known and unknown risks, uncertainties, and other factors and are not guarantees of future performance. Actual results, performance, or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (b) unfavorable changes in general business and economic conditions; (c) disruptions or volatility in the global financial markets; and (d) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2009, Forms 10-Q for the quarters ended March 31, 2010 and June 30, 2010, and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

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